AMENDMENT NO. 5 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY INTERNATIONAL BOND FUNDS

THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 5th day of April, 2012, by the Trustees hereunder.

WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century International Bond Funds (the "Trust") to add a new series titled Global Currency Alpha Fund;

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to eliminate the B Class of Shares of International Bond Fund; and

WHEREAS, pursuant to Article VIII, Section 8 of the Declaration of Trust, the Trustees wish to amend the Declaration of Trust to reflect these changes.

NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date written above.

Trustees of the American Century International Bond Funds
/s/Myron S. Scholes Myron S. Scholes	/s/Ronald J. Gilson Ronald J. Gilson
/s/Jonathan S. Thomas Jonathan S. Thomas	/s/Peter F. Pervere Peter F. Pervere
/s/John B. Shoven John B. Shoven	/s/Frederick L.A. Grauer Frederick L.A. Grauer
/s/Jeremy I. Bulow Jeremy I. Bulow	/s/Tanya S. Beder Tanya S. Beder

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SCHEDULE A

American Century International Bond Funds

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series                                                      Class                                           Date of Establishment

International Bond Fund                                                      Investor Class                                                      08/28/1991
Institutional Class                                           06/24/2004
A Class                                           08/01/1997
C Class                                           09/27/2007
R Class                                           09/27/2007

Global Bond Fund                                                      Investor Class                                                      09/28/2011
Institutional Class                                           09/28/2011
A Class                                           09/28/2011
C Class                                           09/28/2011
R Class                                           09/28/2011

Global Currency Alpha Fund                                                                Investor Class                                                      04/05/2012
Institutional Class                                           04/05/2012
A Class                                           04/05/2012
C Class                                           04/05/2012
R Class                                           04/05/2012

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

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A-